                                                                         Ex. D 1

                               THE MAINSTAY FUNDS

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

     This Amended and Restated Management Agreement is hereby made as of the 1st day of August, 2008 (the "Agreement") between The MainStay Funds, a Massachusetts business trust (the "Trust"), further amended from time to time, on behalf of its series as set forth on Schedule A (each, a "Fund," and collectively, the "Funds") and New York Life Investment Management LLC, a Delaware limited liability company ("NYLIM" or the "Manager").

                                   WITNESSETH:

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the shares of common stock of the Trust (the "Shares") are divided into separate series, each of which is established by resolution of the Board of Trustees of the Trust (the "Board") and the Trustees may from time to time terminate such series or establish and terminate additional series; and

     WHEREAS, the Manager is engaged in rendering investment management services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

     WHEREAS, the Trust desires to retain the Manager to provide investment advisory and related administrative services to each of the Funds, and the Manager is willing to provide or procure such services on the terms and conditions hereinafter set forth; and

     WHEREAS, the Trust and the Manager entered into Amended and Restated Management Agreements, dated as of August 1, 2007 and September 10, 2007 respectively, and an Amended and Restated Fund Accounting Agreement dated as of August 1, 2002 (collectively, including any amendments thereto, the "Prior Agreements"); and

     WHEREAS, the parties hereto now desire to amend and restate the Prior Agreements into a single agreement; and

     WHEREAS, it is intended that this Agreement amend and restate the material provisions, including the fees payable to the Manager, under the Prior Agreements; and

     WHEREAS, the parties to this Agreement acknowledge that the Agreement is not intended to materially change the services provided under the Prior Agreements;

     NOW, THEREFORE, the parties agree as follows:

                             ARTICLE I. APPOINTMENT

A. Appointment. The Trust hereby appoints NYLIM to act as Manager to the Funds for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to provide the advisory and administrative services herein described, for the compensation herein provided.

                          ARTICLE II. ADVISORY SERVICES

A. Advisory Duties of Manager. Subject to the supervision of the Board of Trustees, the Manager shall manage all aspects of the advisory operations of each Fund and the composition of the portfolio of each Fund, including the purchase, retention and disposition of securities therein, in accordance with the investment objectives, policies and restrictions of the Fund, as stated in the currently effective Prospectus (as hereinafter defined); in conformity with the Declaration of Trust and By-Laws (each as hereinafter defined) of the Trust; under the instructions and directions of the Trustees of the Trust; and in accordance with the applicable provisions of the 1940 Act and the rules and regulations thereunder, the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to regulated investment companies and all rules and regulations thereunder, and all other applicable federal and state laws and regulations. In connection with the services provided under this Agreement, the Manager will use its best efforts to manage each Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. In managing each Fund in accordance with the requirements set out in this Section, the Manager will be entitled to receive and act upon advice of counsel for the Trust or a Fund.

     1. Portfolio Management. The Manager will determine the securities and other instruments to be purchased, sold or entered into by each Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to the Manager's determinations and all in accordance with each Fund's policies as set out in the Prospectus of the Fund or as adopted by the Board and disclosed to the Manager. The Manager will determine what portion of each Fund's portfolio will be invested in securities and other assets and what portion, if any, should be held uninvested in cash or cash equivalents. Each Fund will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to the Manager's investment advisory clients.

     2. Selection of Brokers. Subject to the policies established by, and any direction from, the Trust's Board, the Manager will be responsible for selecting the brokers or dealers that will execute the purchases and sales for a Fund. The Manager will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement or as the Board may direct from time to time. It is recognized that, in providing the Funds with investment supervision or the placing of orders for portfolio transactions, the Manager will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which other clients of the Manager may be a party. It is understood that neither the Funds, the Trust nor the Manager has adopted a formula for allocation of the Funds' investment transaction business. It is also understood that it is desirable for the Funds that the Manager have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to the Funds than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Manager or any subadvisor is authorized to place orders for the purchase and sale of securities for the Funds with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice.

It is understood that the services provided by such brokers may be useful to the Manager or any subadvisor in connection with its services to other clients.

     Subject to the foregoing, it is understood that the Manager will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of a Fund to a broker-dealer in compliance with the provisions of
Section 28(e) of the Securities Exchange Act of 1934, and the rules and interpretations of the Securities and Exchange Commission ("SEC") thereunder, or as otherwise permitted from time to time by a Fund's Prospectus.

     On occasions when the Manager deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients, the Manager, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to such other clients.

     3. Delegation of Investment Advisory Services. Subject to the prior approval of a majority of the members of the Board, including a majority of the Board who are not "interested persons" and, to the extent required by applicable law, by the shareholders of a Fund, the Manager may, through a subadvisory agreement or other arrangement, delegate to a subadvisor any of the duties enumerated in this Agreement, including the management of all or a portion of the assets being managed. Subject to the prior approval of a majority of the members of the Board, including a majority of the Board who are not "interested persons" and, to the extent required by applicable law, by the shareholders of a Fund, the Manager may adjust such duties, the portion of assets being managed, and the fees to be paid by the Manager; provided, that in each case the Manager will continue to oversee the services provided by such company or employees and any such delegation will not relieve the Manager of any of its obligations under this Agreement.

     The Trust and Manager understand and agree that the Manager may manage a Fund in a "manager-of-managers" style with either a single or multiple subadvisors, which contemplates that the Manager will, among other things and pursuant to an Order issued by the SEC, and subject to shareholder approval if required: (i) continually evaluate the performance of each subadvisor to a Fund, if applicable, through quantitative and qualitative analysis and consultations with such subadvisor; (ii) periodically make recommendations to the Board as to whether the contract with one or more subadvisors should be renewed, modified or terminated; and (iii) periodically report to the Board regarding the results of its evaluation and monitoring functions. The Trust recognizes that a subadvisor's services may be terminated or modified pursuant to the "manager-of-managers" process, and that the Manager may appoint a new subadvisor for a subadvisor that is so removed.

     4. Instructions to Custodian. The Manager or any subadvisor shall provide the Trust's custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

     5. Valuation. The Manager will provide assistance to the Board in valuing the securities and other instruments held by each Fund, to the extent reasonably required by such valuation policies and procedures as may be adopted by each Fund.

B. Books and Records. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 as promulgated by the SEC under the 1940 Act any such records as are required to be maintained by the Manager. The Manager shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request.

C. Advisory Services Not Exclusive. The Manager's services to the Trust and each Fund pursuant to this Agreement are not exclusive and it is understood that the Manager may render investment advice, management and services to other persons (including other investment companies) and engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or directors of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies. Whenever a Fund and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with procedures believed by the Manager to be equitable to each entity over time. Similarly, opportunities to sell securities will be allocated in a manner believed by the Manager to be equitable to each entity over time. The Trust and each Fund recognize that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for a Fund.

                      ARTICLE III. ADMINISTRATIVE SERVICES

A. Administrative Duties of Manager. The Manager shall: (i) furnish the Funds with office facilities; (ii) be responsible for the financial and accounting records required to be maintained by the Funds (excluding those being maintained by the Funds' custodian and transfer agent except as to which the Manager has supervisory functions) and other than those being maintained by the Funds' subadvisor, if any; and (iii) furnish the Funds with board materials, ordinary clerical, bookkeeping and recordkeeping services at such office facilities and such other services as the parties may agree. The Manager will also monitor each Fund's compliance with its investment and tax guidelines and other compliance policies.

     1. Instructions to Custodian. The Manager or any sub-administrator shall provide the Trust's custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

     2. Books and Records. The Manager shall keep the Funds' books and records required to be maintained by it. The Manager agrees that all records which it maintains for the Funds are the property of the Funds, and it will surrender promptly to the Funds any of such records upon the Funds' request. Moreover, the Manager shall maintain all books and records with respect to the Funds' securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the rules thereunder. The Manager shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request.

     3. Administrative Services Not Exclusive. The Manager's services to the Trust and each Fund pursuant to this Agreement are not exclusive and it is understood that the Manager may render administrative services to other persons and engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or directors of the Manager may serve as officers or Trustees of the Trust, and that officers or Trustees of the Trust may serve as officers or directors of the Manager to the extent permitted by law; and that the officers and directors of the Manager are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

     4. Delegation of Administration Services. With respect to any or all series of the Trust, including the Funds, the Manager may enter into one or more contracts with a sub-administrator ("Sub-Administration Contract") in which the Manager delegates to such sub-administrator any or all its duties specified in this Agreement, provided that the Sub-Administration Contract meets all applicable requirements of the 1940 Act and rules thereunder, as applicable. The Manager will at all times maintain responsibility for providing the administration services and will supervise any sub-administrator.

     5. Valuation. The Manager will provide assistance to the Board in valuing the securities and other instruments held by each Fund, to the extent reasonably required by such valuation policies and procedures as may be adopted by each Fund.

                              ARTICLE IV. EXPENSES

A. Expenses Borne by Manager.

     1. In connection with the services rendered by the Manager under this Agreement, the Manager will bear all of the following expenses:

          (i) The salaries and expenses of all personnel of the Trust and the Manager, except the fees and expenses of Trustees who are not interested persons of the Manager or of the Trust, and the salary (or a portion thereof) of the Trust's Chief Compliance Officer that the Board approves for payment by the Funds; and

          (ii) All expenses incurred by the Manager in connection with managing the investment operations of the Funds other than those assumed by the Trust, Fund or administrator of the Fund or the Trust or other third party under a separate agreement.

     2. The Manager will not be required to pay expenses of any activity which is primarily intended to result in sales of Shares if and to the extent that:
(i) such expenses are required to be borne by a principal underwriter that acts as the distributor of the Fund's Shares pursuant to an underwriting agreement that provides that the underwriter will assume some or all of such expenses; or
(ii) the Trust on behalf of the Fund will have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) will assume some or all of such expenses. The Manager will pay such sales expenses only to the extent they are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by a Fund (or some other party) pursuant to such a plan.

B. Expenses Borne by the Trust/Fund.

     1. Each Fund assumes and will pay its expenses, including but not limited to those described below (where any such category applies to more than one series of the Trust, the Fund shall be liable only for its allocable portion of the expenses):

          (i) The fees of any investment adviser or expenses otherwise incurred by the Trust in connection with the management of the investment and reinvestment of the assets of the Funds;

          (ii) Brokers' commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions on behalf of the Funds;

          (iii) Litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business;

          (iv) The fees and expenses of Trustees who are not interested persons of the Manager of any investment adviser, and the salary (or a portion thereof) of the Trust's Chief Compliance Officer that the Board approves for payment by the Funds;

          (v) The fees and expenses of the Funds' custodian which relate to: (a) the custodial function and the recordkeeping connected therewith; (b) the preparation and maintenance of the general required accounting records of the Funds not being maintained by the Manager; (c) the pricing of the Funds' Shares, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Trustees of the Trust, and (d) for both mail and wire orders, the cashiering function in connection with the issuance and redemption of the Funds' Shares;

          (vi) The fees and expenses of the Funds' transfer and dividend disbursing agent, which may be a custodian of the Funds, which relate to the maintenance of each shareholder account;

          (vii) The charges and expenses of legal counsel (including an allocable portion of the cost of maintaining an internal legal department (provided pursuant to a separate legal services agreement) and compliance department) and independent accountants for the Trust;

          (viii) All taxes and business fees payable by the Funds to federal, state or other governmental agencies;

          (ix) The fees of any trade association of which the Trust may be a member;

          (x) The cost of share certificates representing the Funds' Shares;

          (xi) The cost of fidelity, Trustees and officers and errors and omissions insurance;

          (xii) Allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees meetings and of preparing, printing and mailing prospectuses, proxies and other reports to shareholders in the amount necessary for distribution to the shareholders;

          (xiii) The fees and expenses involved in registering and maintaining registrations of the Trust and of its Shares with the SEC, registering the Trust with a broker or dealer and qualifying its Shares under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for filing under federal and state securities laws for such purposes; and

          (xiv) The Trust hereby agrees to reimburse the Manager for the organization expenses of, and the expenses incurred in connection with, the initial offering of any new share classes of a Fund or the initial offering of a new series of the Trust.

                             ARTICLE V. COMPENSATION

A. Compensation. For the services provided and the facilities furnished pursuant to this Agreement, the Trust will pay to the Manager as full compensation therefor a fee at the annual rate for each Fund as set forth in Schedule A. This fee will be computed daily and will be paid to the Manager monthly. This fee will be chargeable only to the applicable Fund, and no other series of the Trust shall be liable for the fee due and payable hereunder. The Funds shall not be liable for any expense of any other series of the Trust.

     The Manager may from time to time agree not to impose all or a portion of its fee otherwise payable under this Agreement and/or undertake to pay or reimburse a Fund for all or a portion of its expenses not otherwise required to be paid by or reimbursed by the Manager. Unless otherwise agreed, any fee reduction or undertaking may be discontinued or modified by the Manager at any time. For the month and year in which this Agreement becomes effective or terminates, there will be an appropriate pro ration of any fee based on the number of days that the Agreement is in effect during such month and year, respectively.

                 ARTICLE VI. ADDITIONAL OBLIGATIONS OF THE TRUST

A. Documents. The Trust has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

     1. Declaration of Trust of the Trust, as amended from time to time, as filed with the Secretary of The Commonwealth of Massachusetts (such Declaration of Trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust");

     2. By-Laws of the Trust, as amended from time to time (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

     3. Certified Resolutions of the Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

     4. Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the SEC, relating to the Funds and the Funds' Shares and all amendments thereto;

     5. Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the SEC and all amendments thereto; and

     6. The form of Prospectus and Statement of Additional Information of the Trust pursuant to which the Funds' Shares are offered for sale to the public (such Prospectus and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called collectively the "Prospectus").

B. Trust Materials. During the term of this Agreement, the Trust agrees to furnish the Manager at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Funds or to the public, which refer to the Manager in any way, prior to use thereof and, not to use such material if the Manager reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above-mentioned materials that refer in any way to the Manager. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of the Funds as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

                 ARTICLE VII. LIMITATION OF LIABILITY OF MANAGER

A. Limitation of Liability of Manager.

     1. As an inducement to the Manager undertaking to provide services to the Trust and each Fund pursuant to this Agreement, the Trust and each Fund agrees that the Manager will not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement will be deemed to protect or purport to protect the Manager against any liability to the Trust, a Fund or its shareholders to which the Manager would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     2. The rights of exculpation provided under this section are not to be construed so as to provide for exculpation of any person described in this section for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that exculpation would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this section to the maximum extent permitted by applicable law.

                            ARTICLE IX. MISCELLANEOUS

A. Manager Personnel. The Manager shall authorize and permit any of its directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in the capacities in which they are elected or appointed. Services to be furnished by the Manager under this Agreement may be furnished through the medium of any of such directors, officers or employees. The Manager shall make its directors, officers and employees available to attend Trust Board meetings as may be reasonably requested by the Board from time to time. The Manager shall prepare and provide such reports on the Funds and their operations as may be reasonably requested by the Board from time to time. The Manager shall implement Board-approved proxy voting policies and procedures, and shall respond to corporate actions taken by issuers of the Fund's portfolio holdings consistent with its fiduciary duty to the Funds.

B. Duration and Termination. This Agreement shall continue in effect with respect to the Funds for a period of more than two (2) years from the date hereof following shareholder approval, as necessary, and thereafter only so long as such continuance is specifically approved at least annually with respect to the Funds in conformity with the requirements of the 1940 Act and the rules thereunder and any applicable SEC or SEC staff guidance or interpretation. This Agreement shall continue in effect with respect to the Funds for a period of more than one (1) year from the date hereof in circumstances when shareholder approval is not required, and thereafter only so long as such continuance is specifically approved at least annually with respect to the Funds in conformity with the requirements of the 1940 Act and the rules thereunder and any applicable SEC or SEC staff guidance or interpretation. However, this Agreement may be terminated with respect to the Funds at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds, or by the Manager at any time, without the payment of any penalty, on not more than sixty (60) days' nor less than thirty (30) days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

C. Additional Series. In the event the Trust establishes one or more Funds after the effective date of this Agreement, such Funds will become Funds under this Agreement upon approval of this Agreement by the Board of Trustees with respect to the Funds and the execution of an amended Schedule A reflecting the Funds.

D. Independent Contractor. Except as otherwise provided herein or authorized by the Board of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent the Funds or the Trust in any way or otherwise be deemed an agent of the Funds or the Trust.

E. Amendment. This Agreement may be amended in writing by mutual consent, but the consent of the Funds, if required, must be obtained in conformity with the requirements of the 1940 Act and the rules thereunder.

F. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at NYLIM Center, 169 Lackawanna Avenue, Parsippany, New Jersey 07054, Attention: Secretary; or (2) to the Trust at 51 Madison Avenue, New York, New York 10010, Attention: President.

G. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

H. Use of Name. The Funds may use any name including the word MainStay or any derivative thereof for so long as this Agreement or any other agreement between the Managers or any other affiliate of New York Life Insurance Company and the Trust or any extension, renewal or amendment thereof remains in effect, including any similar agreement with any organization which shall have succeeded to the Manager's business as investment adviser and/or administrator. At such time as such an agreement shall no longer be in effect, each Fund will (to the extent that it lawfully can) cease to use such name or any other name indicating that it is advised by or otherwise connected with the Manager or any organization that shall have so succeeded to its respective business.

I. Captions and Headings. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

J. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

K. Interpretation of Law. As used in this Agreement, terms shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                                       ***

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the 1st day of August, 2008. This Agreement may be signed in counterparts.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC


Attest: /s/ Marguerite E. H. Morrison   By: /s/ Barry A. Schub
        -----------------------------       ------------------------------------
Name:                                   Name: Barry A. Schub
Title:                                  Title: Executive Vice President


THE MAINSTAY FUNDS

Attest: /s/ Marguerite E. H. Morrison   By: /s/ Stephen P. Fisher
        -----------------------------       ------------------------------------
Name:                                   Name: Stephen P. Fisher
Title:                                  Title: President

                                   SCHEDULE A

                             (As of August 1, 2008)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, at annual fee equal to the following:

FUND                                    ANNUAL RATE
----                                    -----------
EFFECTIVE THROUGH AUGUST 1, 2009:

Capital Appreciation Fund               0.720% up to $200 million;
                                        0.650% from $200 million to $500 million; and
                                        0.500% in excess of $500 million

Common Stock Fund                       0.550% up to $500 million;
                                        0.525% from $500 million to $1 billion; and
                                        0.500% in excess of $1 billion

Convertible Fund                        0.600% up to $500 million;
                                        0.550% from $500 million to $1 billion; and
                                        0.500% in excess of $1 billion

Diversified Income Fund                 0.600% up to $500 million;
                                        0.550% from $500 million to $1 billion; and
                                        0.500% in excess of $1 billion

Equity Index Fund                       0.250% up to $1.0 billion;
                                        0.225% from $1 billion to $3 billion; and
                                        0.200% in excess of $3 billion

Global High Income Fund                 0.700% up to $500 million;
                                        0.650% in excess of $500 million

Government Fund                         0.600% up to $500 million;
                                        0.575% from $500 million to $1 billion; and
                                        0.550% in excess of $1 billion

High Yield Corporate Bond Fund          0.600% up to $500 million;
                                        0.550% from $500 million  to $5.0 billion; and
                                        0.525% in excess of $5.0 billion

International Equity Fund               0.900% up to $500 million; and
                                        0.850% in excess of $500 million

Large Cap Growth Fund                   0.800% up to $250 million;
                                        0.750% from $250 million to $500 million;
                                        0.725% from $500 million to $750 million;
                                        0.700% from $750 million to $2 billion;
                                        0.650% from $2 billion to $3 billion; and
                                        0.600% in excess of $3 billion

MAP Fund                                0.750% up to $1 billion; and
                                        0.700% in excess of $1 billion

Mid Cap Growth Fund                     0.750% up to $500 million; and
                                        0.700% in excess of $500 million

Mid Cap Value Fund                      0.700% up to $500 million; and
                                        0.650% in excess of $500 million

Money Market Fund                       0.450% up to $500 million;
                                        0.400% from $500 million up to $1 billion; and
                                        0.350% in excess of $1 billion

Small Cap Growth Fund                   1.000% up to $1 billion; and
                                        0.950% in excess of $1 billion

Small Cap Value Fund                    0.850% up to $1 billion; and
                                        0.800% in excess of $1 billion

Tax Free Bond Fund                      0.600% up to $500 million;
                                        0.575% from $500 million to $1 billion; and
                                        0.550% in excess of $1 billion

Total Return Fund                       0.640% up to $500 million;
                                        0.600% from $500 million to $1 billion; and
                                        0.575% in excess of $1 billion

Value Fund                              0.720% up to $200 million;
                                        0.650% from $200 million to $500 million; and
                                        0.500% in excess of $500 million

EFFECTIVE THROUGH SEPTEMBER 10, 2009:

Institutional Bond Fund                 0.350%
Principal Preservation Fund             0.250%

In addition, each Fund of the Trust shall pay the Manager the fee set forth below. In the event this Agreement is in effect for only a portion of any one year, the fee payable below shall be reduced proportionately on the basis of the number of business days (any day on which the New York Stock Exchange is open for trading) during which the Agreement was in effect for that year.

FUND NET ASSETS          ACCOUNTING FEE SCHEDULE
---------------          -----------------------
First $20 Million               1/20 of 1%
Next $80 Million                1/30 of 1%
Excess                         1/100 of 1%
Minimum Monthly Charge           $1,000

This fee shown above is an annual charge, billed and payable monthly, based upon average monthly net assets.


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